UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ROFIN-SINAR TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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- PRESS RELEASE -

Investor Contacts:		Media Contacts:
Katharina Manok	Bill Fiske / Rajeev Kumar	Mike Pascale / Neil Maitland
ROFIN-SINAR	Georgeson	Abernathy MacGregor
011-49-40-733-63-4256	201-222-4250 / 201-222-4226	212-371-5999
- or -	BFiske@georgeson.com	mmp@abmac.com
734-416-0206	RKumar@georgeson.com	nam@abmac.com

ALL THREE LEADING PROXY ADVISORY FIRMS RECOMMEND ROFIN STOCKHOLDERS VOTE FOR THE MERGER BETWEEN ROFIN AND COHERENT

ALSO RECOMMEND ROFIN STOCKHOLDERS VOTE FOR ALL THREE OF ROFIN’S DIRECTOR NOMINEES AND ALL OF ROFIN’S GOVERNANCE PROPOSALS

Plymouth, MI / Hamburg, Germany, June 21, 2016 - ROFIN-SINAR Technologies Inc. (“ROFIN” or the “Company”) (NASDAQ: RSTI), one of the world's leading developers and manufacturers of high-performance laser beam sources, laser-based solutions and components, today announced that the three leading proxy advisory firms, Institutional Shareholder Services Inc. ("ISS"), Glass Lewis & Co., LLC (“Glass Lewis”) and Egan-Jones & Co. (“Egan-Jones”), have each independently recommended that ROFIN stockholders vote FOR adoption of the merger agreement dated March 16, 2016 among ROFIN, Coherent, Inc. (“Coherent”), and a wholly-owned subsidiary of Coherent (the “Merger Agreement”) at the Special Meeting of ROFIN stockholders scheduled to be held on June 29, 2016. Pursuant to the Merger Agreement, and subject to the satisfaction of the closing conditions, Coherent will acquire ROFIN at a price of $32.50 per share of ROFIN stock. All three advisory firms have also recommended that ROFIN’S stockholders vote for all three of ROFIN’s director nominees and all of ROFIN’s corporate governance proposals, at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held following the conclusion of the Special Meeting.

In reaching their recommendations that ROFIN stockholders vote FOR the Merger Agreement, each of ISS, Glass Lewis and Egan-Jones analyzed the merits of the transaction, including the risks of alternatives that may be available to ROFIN stockholders. The proxy advisory firms noted in their reports that:

•
“The merger consideration represents a substantial premium of 41.9 percent over the price on the day prior to the announcement, and a premium of 36.6 percent over the stock price two months prior to the announcement.” (ISS)

•	“Given the extended negotiations process, the substantial premium, and the positive market reaction to the announcement of the transaction, a vote FOR this proposal is warranted.” (ISS)

•	“We believe that approval of the merger agreement is in the best interests of the Company and its shareholders…” (Egan-Jones)

•	“[The merger] will provide certainty of value and liquidity to stockholders, while eliminating the effect of long-term business and execution risk to stockholders.” (Egan-Jones)

Peter Wirth, Chairman of ROFIN’s Board of Directors, said “We are pleased that ISS, Glass Lewis and Egan-Jones have each recognized the significant and immediate value that our proposed transaction offers to ROFIN stockholders, and have strongly recommended that our stockholders vote FOR our proposed combination with Coherent.”

Thomas Merk, ROFIN’s President and Chief Executive Officer said, “We believe that our proposed transaction with Coherent presents an opportunity to significantly increase value and we are pleased that each of the leading proxy advisory firms strongly agrees. The combination of our two companies will create a better-positioned, highly diversified company with accelerated innovation and enhanced scale. In addition to the increase in stockholder value, we are excited for our customers and employees to benefit from greater resources and growth prospects offered by this strategic merger.”

The Merger Agreement, which both ROFIN’s and Coherent’s Boards of Directors unanimously approved, provides for an all-cash transaction valued at approximately $942 million, or $32.50 per ROFIN share at closing, representing a 41.7% premium over ROFIN’s closing stock price at the close of trading on March 15, 2016, the last trading day prior to the announcement of the merger.

ROFIN today also announced that all three leading proxy advisory firms have each independently recommended that ROFIN stockholders vote FOR the reelection of all three of ROFIN’s director nominees, Carl F. Baasel, Gary K. Willis and Daniel J. Smoke, at the Annual Meeting, which is scheduled to be held on June 29, 2016, immediately following the conclusion of the Special Meeting. All three proxy advisory firms also recommend that ROFIN stockholders vote at the Annual Meeting FOR ROFIN’s governance proposals.

ROFIN’s Board of Directors unanimously recommends that stockholders vote FOR the proposed merger with Coherent at the June 29 Special Meeting. The failure to vote or an abstention has the same effect as a vote against the proposed combination. The Board of Directors also urges stockholders to vote FOR the reelection of the Company’s Board nominees and FOR the Company’s other proposals at the Annual Meeting. ROFIN Stockholders of record at the record date (May 12, 2016) should have received two separate proxy statements and accompanying proxy cards - one for the Special Meeting to consider and vote on the Merger Agreement with Coherent and the second relating to the Annual Meeting and the vote on the election of directors and the governance and other proposals. In order to vote both (i) for the merger and (ii) for the reelection of the Company’s Board members and adoption of the Company’s governance and other proposals, you must sign, date and return both your Special Meeting and Annual Meeting proxy cards.

If you have any questions or require assistance in voting your proxy card, please contact our proxy solicitor

Banks, Brokers and Stockholders
Call Toll-Free (800) 509-0976
International Stockholders Please Call: (781) 575-2137
Or Contact via E-mail at:
Rofin@georgeson.com

Greenhill & Co., LLC is acting as financial advisor to ROFIN, and Norton Rose Fulbright US LLP is acting as legal advisor.

About ROFIN

With 40 years of experience, ROFIN-SINAR Technologies is a leading developer, designer and manufacturer of lasers and laser-based system solutions for industrial material processing applications. The Company focuses on developing key innovative technologies and advanced production methods for a wide variety of industrial applications based on a broad scope of technologies. The product portfolio ranges from single laser-beam sources to highly complex systems, covering all of the key laser technologies such as fiber, ultrashort pulse, solid-state and CO2 lasers, as well as diode lasers, and the entire power spectrum, from single-digit watts up to multi-kilowatts, as well as a comprehensive spectrum of wavelengths or pulse durations and an extensive range of laser components. ROFIN-SINAR Technologies has its operational headquarters in Plymouth, Michigan, and Hamburg, Germany, and maintains production facilities in the US, Germany, UK, Sweden, Finland, Switzerland, Singapore and China. ROFIN currently has more than 55,000 laser units installed worldwide and serves more than 4,000 customers. The Company’s shares trade on the NASDAQ Global Select Market under the symbol RSTI and are listed in Germany in the "Prime Standard" segment of the Frankfurt Stock Exchange under ISIN US7750431022. ROFIN is part of the Standard & Poor's SmallCap 600 Index and the Russell 2000 Index. Additional information is available on the Company's home page: www.rofin.com.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Special Meeting of ROFIN stockholders and the 2016 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) for each of the Special Meeting and Annual Meeting, in connection with such solicitation of proxies from the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENTS AND ACCOMPANYING PROXY CARDS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statements and other materials filed with the SEC in connection with the Company’s upcoming Special Meeting and Annual Meeting. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015, and our other filings with the SEC. Stockholders can obtain the proxy statements, any amendments or supplements to the proxy statements and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.rofin.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, events or performance, including guidance relating to revenues and earnings per share; expected operating results, such as revenue growth and earnings; expected seasonal impact; current or future volatility in the exchange rates and future economic conditions; anticipated levels of capital expenditures, including for corporate actions such as share buybacks; expectations of our long-term financial prospects, margin and cash flow expansion; and our strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on our sales and profitability; the ability of our OEM customers to incorporate our laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of our operations is located in non-US countries; the level of competition and our ability of to compete in the markets for our products; our ability to develop new and enhanced products to meet market demand or to adequately utilize our existing technology; third party infringement of our proprietary technology or third party claims against us for the infringement or misappropriation of proprietary rights; the scope of patent protection that we are able to obtain or maintain; competing technologies that are similar to or that serve the same uses as our technology; our ability to efficiently manage the risks associated with our international operations; risks associated with recent changes in our senior management personnel; the worldwide economic environment, including specifically but not limited to in Asia; any adverse impact to us resulting from the announcement or pendency of the Merger; any adverse impact to us resulting from the announcement or implementation of any one or more of our cost reduction programs, as permitted under the Merger Agreement; the distraction to management and costs resulting from any historical or future proxy contest; any changes in our board as a result of any future proxy contest; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.